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                                                                   EXHIBIT 23.12

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to the Joint Registration Statement on Form S-3 of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company) of our reports (a) dated February 27, 1998 relating to the financial statements of CHC International Inc. Hospitality Division as of November 30, 1996 and 1997 and for each of the years ended November 30, 1995, 1996 and 1997 which appears in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated April 20, 1998; and (b) dated February 13, 1997, except as to Note 4, which is as of March 18, 1997, relating to the financial statements of CHC Lease Partners for the year ended December 31, 1996 and the period inception (October 2, 1995) through December 31, 1995 which appears in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated July 1, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                                        /s/ PRICE WATERHOUSE LLP

Miami, Florida
April 28, 1998